Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated February 18, 2013, with respect to the financial statements of ClearBridge Equity Income Fund (formerly, Legg Mason ClearBridge Equity Income Builder Fund), a series of Legg Mason Partners Equity Trust, as of December 31, 2012, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP
New York, New York
April 18, 2013

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated February 21, 2013, with respect to the financial statements of Permal Tactical Allocation Fund (formerly, Legg Mason Permal Tactical Allocation Fund), a series of Legg Mason Partners Equity Trust, as of December 31, 2012, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

New York, New York

April 18, 2013